THE AGREEMENT ON THE ESTABLISHMENT
                OF COOPERATION JOINT VENTURE BETWEEN ZHUHAI CABLE
               TELEVISION STATION AND BIG SKY NETWORK CANADA LTD.


         Zhuhai Cable Television Station ("Party A") and Big Sky Network Canada Ltd. ("Party B"), in compliance with the "Law of the People's Republic of China on Cooperation Joint Ventures" and other relevant laws of China and regulations of Zhuhai, adopting the principle of equality and mutual benefits, spirit of friendship and cooperation, have decided to enter into an Agreement on the establishment of cooperation joint venture in Zhuhai. Agreements reached are as follows before signing a formal contract:

         The legal address of the Cooperation Joint Venture shall be at Zhuhai, the People's Republic of China. The name of the Cooperation Joint Venture is Zhuhai Big Sky Cable Network, Ltd. Both Parties have reached the following agreements.

         1. Party A shall contribute to the project with its right of using data transmission channels on the cable television network. A total investments from US$4,500,000 to US$5,000,000 to the project will be contributed by Party B. Both parties shall jointly upgrade of one way transmission function to two way transmission function on the Zhuhai cable television network and develop the business related to Internet services approved by the Chinese government. The first amount of US$500,000 for registered capital shall be made by Party B within fifteen (15) days of the approval date of Foreign Economy and Trade Commission of Zhuhai. Party B shall commit to have the rest funds invested in accordance with the plan of network construction by the Cooperation Joint Venture. Party B fails to make the amount due shall constitute an event of default pursuant to the terms of the Agreement.

         2. The duration of the Cooperation Joint Venture shall be fifteen (15) years from the Establishment Date. The ownership rights of assets of the Cooperation Joint Venture shall belong to Party A upon the termination of the duration. After the Cooperation Joint Venture pays the tax and contributes statuory funds as required by applicable PRC law:

                                             Party A                    Party B
            Phase I (2000-2004):               40%                        60%
            Phase II (2005-2009):              50%                        50%
            Phase III (2010-2014):             60%                        40%

         3. The Board of Directors of the Cooperation Joint Venture shall come into existence on the Establishment Date shown on the formal Contract. Chairman of the Board of Directors shall be designated by Party A. The Board of


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            Directors  will be comprised of seven (7) Directors.  Of these,  the distribution of Directors shall be as follows:

                                              Party A                    Party B
            Phase I (2000-2004):                3                          4
            Phase II (2005-2009):               4                          4
            Phase III (2010-2014):              4                          3

         4. All necessary documents required by formal registration and establishment of the Cooperation Joint Venture, in accordance with applicable PRC's law and regulatory , shall be completed before July 20, 1999 and submitted to the Foreign Economy and Trade Commission of Zhuhai for approval.

         5. The Agreement is written both in the Chinese and English languages. Both versions shall have equal validity. Four (4) copies of each version shall be provided to both Parties.


         6. The Agreement shall become effective upon an approval comes from Foreign Economy and Trade Commission of Zhuhai and relevant approval authority in the industry. The Agreement shall lose its validity without signing the Contract for the Cooperation Joint Venture.

         7. Both Parties shall negotiate and settle the details of the Contract.





Party A                                              Party B

Zhuhai Cable Television Station                      Big Sky Network Canada Ltd.

Signature:/s/ HUANG XUEZHONG                         Signature: /s/ DAMING YANG
          ------------------                                    ---------------
Name: Huang Xuezhong                                 Name: Daming Yang

Title: Director                                      Title: President and CEO

Date: May 27, 1999                                   Date: May 27, 1999